UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities

On September 15, 2009 each outstanding share of the Bristow Group Inc. 5.50% mandatory convertible preferred stock was converted into 1.418 shares of Bristow common stock.  Since there were 4,600,000 shares of mandatory convertible preferred stock outstanding on the conversion date, upon conversion Bristow issued  6,522,800 shares of its common stock.  The shares of common stock issued upon conversion were issued pursuant to the terms of the Certificate of Designation for the mandatory convertible preferred stock without any investment decision required of the holders and thus did not constitute a “sale” within the meaning of the Securities Act of 1933, as amended.  Further, since the shares of common stock were issued upon conversion of the mandatory convertible preferred stock and no commission or other remuneration was paid or given directly or indirectly for soliciting the conversion, the issuance of the shares of common stock was exempt from registration by virtue of Section 3(a)(9) of the Securities Act.

Item 8.01.                      Other Events.

The response to Item 3.02 is hereby incorporated by reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2009

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
Randall A. Stafford
Vice President, General
Counsel and Corporate Secretary